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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENNT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996, included on page 33 of the 1995 Annual Report to Shareholders and incorporated by reference in the Noble Affiliates, Inc. Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A (No. 1), dated June 27, 1996, and to all references to our Firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP

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Oklahoma City, Oklahoma
December 19, 1996